------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of report (date of earliest event reported):

                                  May 19, 1998
                                  ------------

                                  Waverly, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Maryland
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

       0-6311                                                52-0523730
 ---------------------                                   -------------------
 (Commission File No.)                                    (I.R.S. Employer
                                                         Identification No.)

                351 West Camden Street, Baltimore, Maryland 21117
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                                 (410) 528-4000
                                 --------------
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------
          (Former Name of Former Address, if Changed Since Last Report)


                               Page 1 of 4 Pages

Item 1. Changes in Control of Registrant

      (a) On May 19, 1998, MP Acquisition Corp., a Maryland corporation (the "Offeror") and an indirect wholly owned subsidiary of Wolters Kluwer U.S. Corporation, a Delaware corporation (the "Parent") and Wolters Kluwer nv, a company organized under the laws of the Netherlands ("Wolters Kluwer") completed a tender offer for all of the outstanding shares of Waverly, Inc., a Maryland corporation (the "Company"), at a purchase price of $39.00 net per share (the "Offer").

      The Parent and Offeror accepted 9,942,687 shares of the Company's common stock pursuant to the terms of the Offer. The total consideration paid for such shares was approximately $388,000,000 in cash. Such shares represent approximately 99% of the Company's 10,013,326 issued and outstanding shares of common stock. The Parent and Offeror paid the purchase price from funds obtained through capital contributions and/or loans from Wolters Kluwer.

      The Offeror commenced the Offer pursuant to an Agreement and Plan of Merger, dated February 10, 1998 (the "Merger Agreement"), by and among the Parent, the Offeror and the Company. Pursuant to the terms of the Merger Agreement and in accordance with the relevant provisions of the Maryland General Corporation Law, as amended, the Offeror will be merged with and into the Company (the "Merger") as soon as practicable. Following the consummation of the Merger, the Company will continue as the surviving corporation and will be an indirect wholly owned subsidiary of the Parent and Wolters Kluwer.

      Pursuant to the terms of the Merger Agreement, the Parent was entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board of Directors multiplied by the percentage of the aggregate number of shares of common stock beneficially owned by the Offeror and Parent. Notwithstanding the foregoing, until the Articles of Merger are filed with the State of Maryland, the Company was permitted to retain as members of its Board of Directors at least two (2) directors that were directors of the Company upon the signing of the Merger Agreement. Consequently, twelve members of the Board of Directors resigned effective May 29, 1998 and the Board of Directors appointed C. J. Brakel, Peter W. van Wel and Mary Martin Rogers to the Board of Directors.


                               Page 2 of 4 Pages

William M. Passano, Jr. and Edward B. Hutton, Jr. remain on the Board of Directors. Mr. Passano remains as Chairman of the Board of Directors. On June 1, 1998, the authorized number of directors of the Company was reduced from fourteen (14) to five (5) directors.

      (b) None.


                               Page 3 of 4 Pages

                                   Signatures

      Pursuant to the requirements of the Securities and Exchange Act of 1934, Waverly, Inc. has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 1998

                                    Waverly, Inc.


                                    By: /s/  William M. Passano, Jr.
                                        -------------------------------------
                                        William M. Passano, Jr.
                                        Chairman of the Board
                                        and President


                               Page 4 of 4 Pages